Exhibit 99.1

SEI INVESTMENTS COMPANY

Reclassification of 2005 Assets Under Management & Administration (in thousands)

By Business Segment due to Business Segment Restructuring

	Mar. 31, 2005	Jun. 30, 2005	Sep. 30, 2005	Dec. 31, 2005
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,427	$2,495	$2,504	$2,363
Collective Trust Fund prgm.	1,574	1,700	1,704	1,657
Liquidity funds	7,406	7,442	7,668	7,485

Total assets under mgmt.	$11,407	$11,637	$11,876	$11,505

Client assets under admin.	16,600	16,704	10,612	10,275

Total assets under admin.	$28,007	$28,341	$22,488	$21,780

Investment Advisors:
Equity/Fixed Income prgms.	$27,164	$27,674	$28,993	$29,553
Collective Trust Fund prgm.	2,513	2,610	2,623	2,479
Liquidity funds	1,075	991	1,011	1,103

Total assets under mgmt.	$30,752	$31,275	$32,627	$33,135

Enterprises:
Equity/Fixed Income prgms.	$24,718	$25,642	$27,626	$30,203
Collective Trust Fund prgm.	994	1,001	1,013	1,172
Liquidity funds	2,976	2,836	2,389	3,153

Total assets under mgmt.	$28,688	$29,479	$31,028	$34,528

Money Managers:
Equity/Fixed Income prgms.	$12	$12	$13	$11
Collective Trust Fund prgm.	7,634	8,108	8,524	8,770
Liquidity funds	182	167	185	412

Total assets under mgmt.	$7,828	$8,287	$8,722	$9,193

Client assets under admin.	144,741	158,332	168,399	147,357

Total assets under admin.	$152,569	$166,619	$177,121	$156,550

Investments in New Businesses:
Total assets under mgmt.	$11,455	$12,259	$11,093	$12,396
Client assets under admin.	6,253	7,296	6,841	5,894

Total assets under admin.	$17,708	$19,555	$17,934	$18,290

Unconsolidated Affiliate:
Equity/Fixed Income prgms.	33,781	37,740	43,192	47,781

Consolidated:
Equity/Fixed Income prgms	$99,557	$105,822	$113,421	$122,307
Collective Trust Fund prgm.	12,715	13,419	13,864	14,078
Liquidity funds	11,639	11,436	11,253	12,153

Total assets under mgmt.	$123,911	$130,677	$138,538	$148,538

Client assets under admin.	167,594	182,332	185,852	163,526

Total assets	$291,505	$313,009	$324,390	$312,064